EX-99.23(g)(12)

AMENDMENT TO

AMENDED AND RESTATED MUTUAL FUND CUSTODY AND

SERVICES AGREEMENT

This Amendment dated the 1st day of May, 2006, to the Amended and Restated Mutual Fund Custody and Services Agreement effective as of May 1, 2001, (the “Agreement”) by and between JNL Variable Fund LLC and JNLNY Variable Fund I LLC (each individually the “Fund”) and Mellon Trust of New England, N.A. (formerly Boston Safe Deposit and Trust Company) (the “Custodian”).

WHEREAS, the Fund and the Custodian have entered into the Agreement;

WHEREAS, there has been a change in the officers of the Funds;

WHEREAS, to reflect a merger of two funds of JNLNY Variable Fund I LLC into one fund of JNL Variable Fund LLC; and

WHEREAS, pursuant to Article IV, Section 9(d) of the Agreement, the Fund and the Custodian wish to amend the Agreement to reflect the addition of funds to the JNL Variable Fund LLC and the JNLNY Variable Fund I LLC.

WHEREAS, pursuant to Article IV, Section 9(d) of the Agreement, the Fund and the Custodian wish to amend the Agreement to reflect the addition of a new Fund.

NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1.	To delete Appendix A of the Agreement in its entirety and substitute it with the Appendix A attached hereto.

2.	To delete Appendix B of the Agreement in its entirety and substitute it with the Appendix B attached hereto.

3.	To delete Appendix E of the Agreement in its entirety and substitute it with the Appendix E attached hereto.

4.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

5.

The Fund and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Fund or Custodian to this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

JNL VARIABLE FUND LLC
JNLNY VARIABLE FUND I LLC

By: _______________________________
Name: __Robert A. Fritts______________
Title: ___President___________________

MELLON TRUST OF NEW ENGLAND, N.A.

By: _______________________________
Name: _____________________________
Title: ______________________________

APPENDIX A

LIST OF AUTHORIZED PERSONS

I, Susan S. Rhee, the Secretary of the JNL Variable Fund LLC and JNLNY Variable Fund I LLC, each a Delaware Limited Liability Company organized under the laws of Delaware (each individually, the “Fund”), do hereby certify that:

The following individuals have been duly authorized as Authorized Persons to give Instructions on behalf of the Fund and each Fund thereof and the specimen signatures set forth opposite their respective names are their true and correct signatures:

Name	Signature

Robert A. Fritts

Mark D. Nerud

Susan S. Rhee

William V. Simon

Jeffrey C. Nellessen

JNL VARIABLE FUND LLC
JNLNY VARIABLE FUND I LLC

By:
Susan S. Rhee, Secretary
Dated: May 1, 2006

APPENDIX B

FUND OFFICERS

I, Susan S. Rhee, the Secretary of the JNL Variable Fund LLC and JNLNY Variable Fund I LLC, each a Delaware Limited Liability Company organized under the laws of Delaware (each individually, the “Fund”), do hereby certify that:

The following individuals serve in the following positions with the Funds and each individual has been duly elected or appointed to each such position and qualified therefore in conformity with the Fund's governing instrument and the specimen signatures set forth opposite their respective names are their true and correct signatures:

Name	Position	Signature

Robert A. Fritts	President and Chief Executive Officer	__________________________

Mark D. Nerud	Vice President, Treasurer and Chief Financial Officer	__________________________

Susan S. Rhee	Vice President, Secretary and Counsel	__________________________

Steven J. Fredricks	Chief Compliance Officer	__________________________

Jeffrey C. Nellessen	Assistant Treasurer	__________________________

JNL VARIABLE FUND LLC
JNLNY VARIABLE FUND I LLC

By:
Susan S. Rhee, Secretary
Dated: May 1, 2006

APPENDIX E

LIST OF FUNDS

(as of May 1, 2006)

JNL VARIABLE FUND LLC

JNL/Mellon Capital Management DowSM 10 Fund

JNL/Mellon Capital Management S&P® 10 Fund

JNL/Mellon Capital Management Global 15 Fund

JNL/Mellon Capital Management 25 Fund

JNL/Mellon Capital Management Select Small-Cap Fund

JNL/Mellon Capital Management Nasdaq® 15 Fund

JNL/Mellon Capital Management Value Line® 25 Fund

JNL/Mellon Capital Management DowSM Dividend Fund

JNL/Mellon Capital Management S&P® 24 Fund

JNL/Mellon Capital Management VIP Fund

JNL/Mellon Capital Management JNL 5 Fund

JNL/Mellon Capital Management JNL Optimized 5 Fund

JNL/Mellon Capital Management Communications Sector Fund

JNL/Mellon Capital Management Consumer Brands Sector Fund

JNL/Mellon Capital Management Financial Sector Fund

JNL/Mellon Capital Management Healthcare Sector Fund

JNL/Mellon Capital Management Oil & Gas Sector Fund

JNL/Mellon Capital Management Technology Sector Fund

JNLNY VARIABLE FUND I LLC

JNL/Mellon Capital Management DowSM 10 Fund

JNL/Mellon Capital Management S&P® 10 Fund

JNL/Mellon Capital Management Global 15 Fund

JNL/Mellon Capital Management Nasdaq® 15 Fund

JNL/Mellon Capital Management Value Line® 25 Fund

JNL/Mellon Capital Management DowSM Dividend Fund

JNL/Mellon Capital Management S&P® 24 Fund